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Contacts:
InterDent, Inc.                          Lippert/Heilshorn & Associates
David P. Nichols                         John Heilshorn (john@lhai.com)
SVP Finance/East                         (212) 838-3777
(941)955-3150                            Lillian Armstrong (lillian@lhai-sf.com)
                                         (415) 433-3777

        INTERDENT, INC. ANNOUNCES RESULTS FOR DENTAL CARE ALLIANCE'S
                   FOURTH QUARTER AND 1998 FISCAL YEAR

El Segundo, CA -- March 12, 1999--InterDent, Inc. (NASDAQ NM: DENTD) today announced the results of Dental Care Alliance, Inc.'s ("DCA") fourth quarter and 1998 fiscal year. As of today, March 12, 1999, DCA and Gentle Dental Service Corporation are wholly-owned subsidiaries of InterDent, Inc.

     During the fourth quarter ended December 31, 1998, DCA's revenues increased 210% to $9,209,270 from revenues of $2,970,038 for the corresponding period of the previous year. Of the increase in revenues, $1,125,555 is attributable to existing practices and the balance relates to new affiliations. Income excluding corporate restructure and merger costs reached $1,186,874 or $0.17 per diluted share on 7,079,413 shares for the quarter compared to $275,046 or $0.05 per diluted share on 6,006,828 shares in the fourth quarter last year. Including the restructure and merger-related expenses, net income was $598,924 or $0.08 per diluted share.

     For the year ended December 31, 1998, revenue increased to $29,336,391 versus $7,879,078 for the 1997 fiscal year. Income for the 1998 fiscal year excluding corporate restructuring and merger costs was $3,685,752 or $0.52 per diluted share compared to $309,805 or $0.07 per diluted share for the
1997 fiscal year.   Including merger related expenses, net income for the
1998 fiscal year was $3,097,802 or $0.44 per diluted share.

     Dr. Steven Matzkin, Co-chairman, president and chief dental officer of InterDent, stated, "Both Gentle Dental and Dental Care Alliance posted strong results for the fourth quarter and 1998 fiscal years. On a combined basis, excluding the merger related expenses, the company would have reported corporate EBITDA of 11.6% and facility EBITDA of 16.5%, as well as fourth quarter annualized net patient revenues under management in excess of $200 million. This performance bodes well for InterDent, which we believe will set a new standard in the dental management services industry."

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     Matzkin continued, "For its part, DCA continued to execute on its growth strategy as we worked through the details of the merger and integration plans during the fourth quarter. Same-store growth exceeded 14 percent for the quarter, giving us an annual same-store growth level of 14 percent. We also completed a significant acquisition during the fourth quarter, entering the Philadelphia market. We are looking forward to leveraging our strength in center management into the remaining approximately 70 percent of InterDent sites."

     Dental Care Alliance managed 78 dental practices as of December 31, 1998, compared to 29 practices as of December 31, 1997.

     For further information on InterDent, please refer to today's press releases entitled, "InterDent Announces Results for Gentle Dental's Fourth Quarter and 1998 Fiscal Year" and "InterDent Adds Seven Dental Practices in Detroit, Michigan."

     InterDent is the largest provider of dental management services in the US. The company provides dental management services to 183 locations in California, Oregon, Washington, Idaho, Nevada, Hawaii, Florida, Georgia, Michigan, Pennsylvania and Indiana. As of March 11, 1999, InterDent has over
$210 million in annualized net patient revenues under management.    The
company is continuing to expand by building a fully integrated support environment utilizing advanced information technologies to enable dental professionals to provide patients with high quality, comprehensive, convenient and cost effective care.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Those risks and uncertainties include InterDent's ability to close and absorb future acquisitions, the economic climate in the Company's service areas, potential changes in government regulation and in the dental insurance industry, actions by competitors, and other factors disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements should be considered in light of these risks and uncertainties.

                                (Tables Follow)

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DENTAL CARE ALLIANCE, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

                                                   Quarter Ended                   Year Ended
                                                    December 31,                   December 31,
                                               1998             1997           1998             1997
-------------------------------------------------------------------------------------------------------
Management fees...........................  $8,979,224      $2,895,437      $28,641,030      $7,588,193
Consulting and licensing fees, net........     230,046          74,601          695,361         290,885
-------------------------------------------------------------------------------------------------------
     Total revenues ......................   9,209,270       2,970,038       29,336,391       7,879,078
Staff salaries and benefits...............   2,566,245         727,051        8,015,757       2,021,497
Dental supplies ..........................     645,910         259,129        2,039,687         650,444
Lab fees .................................     925,452         343,414        3,101,909         971,024
Marketing ................................     393,633         151,488        1,127,906         414,519
Occupancy costs ..........................   1,117,964         383,161        3,310,787         998,141
Other.....................................     542,922         266,009        1,931,947         851,631
-------------------------------------------------------------------------------------------------------
     Total managed dental
      center expenses.....................   6,192,126       2,130,252       19,527,993       5,907,256
-------------------------------------------------------------------------------------------------------
General and administration................     932,786         516,870        3,472,675       1,387,452
Depreciation and amortization.............     363,819          76,619        1,062,646         163,681
Corporate restructure and merger costs....     587,950              --          587,950              --
-------------------------------------------------------------------------------------------------------
                                             1,884,555         593,489        5,123,271       1,551,133
-------------------------------------------------------------------------------------------------------
     Operating income ....................   1,132,589         246,297        4,685,127         420,689
Interest income ..........................     206,328         249,604          871,727         314,710
Interest expense .........................     (80,278)        (31,845)        (231,746)        (51,142)
-------------------------------------------------------------------------------------------------------
                                               126,050         217,759          639,981         263,568
-------------------------------------------------------------------------------------------------------
     Income before income taxes...........   1,258,639         464,056        5,325,108         684,257
Income taxes .............................     659,715         179,010        2,227,306         263,952
-------------------------------------------------------------------------------------------------------
     Net income...........................  $  598,924      $  285,046      $ 3,097,802      $  420,305
-------------------------------------------------------------------------------------------------------
Adjustment to redemption value of
 common and preferred securities..........          --              --               --         (10,500)
Cumulative preferred stock dividend.......          --         (10,000)              --        (100,000)
-------------------------------------------------------------------------------------------------------
     Net income applicable
      to common shares....................  $  598,924      $  275,046       $3,097,802      $  309,805
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Net income per common share:
     Basic................................  $     0.09      $     0.05       $     0.44      $     0.07
     Diluted..............................  $     0.08      $     0.05       $     0.44      $     0.07

Weighted average common
shares outstanding:
     Basic................................   7,031,107       5,919,350        6,996,842       4,610,331
     Diluted..............................   7,079,413       6,006,828        7,080,755       4,697,809


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DENTAL CARE ALLIANCE, INC.
FINANCIAL HIGHLIGHTS


                                  December 31,     December 31,
                                     1998              1997
                                  ------------     ------------
                                  (unaudited)       (audited)
ASSETS
  Current assets                  $13,359,807      $22,167,219
  Property and equipment, net       5,493,711        1,113,050
  Non-current assets               22,142,739        5,274,218
                                  -----------      -----------
       Total assets               $40,996,257      $28,554,487
                                  -----------      -----------
                                  -----------      -----------



LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities             $ 2,812,382      $ 2,410,475
  Long-term liabilities            10,295,027        1,590,187
  Stockholders' equity             27,888,848       24,553,825
                                  -----------      -----------
                                  $40,996,257      $28,554,487
                                  -----------      -----------
                                  -----------      -----------

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